SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CURTISS-WRIGHT CORP

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY INCOME FUND
                                 8/08/97            3,000-           69.9477
               THE GABELLI ASSET FUND
                                 8/07/97            1,000-           69.1352
                                 8/06/97            2,000-           65.9478
                                 8/06/97            2,000-           66.1978
                                 8/05/97            5,000-           63.6979
          GAMCO INVESTORS, INC.
                                 7/17/97            1,000            60.3125
          GAMCO INVESTORS, INC.
                                 8/12/97            1,500-           70.7417
                                 7/18/97              400-           61.2500
                                 6/24/97            4,000-           60.2188
                                 6/23/97            3,000-           60.0208
                                 6/20/97            2,500-           60.1500
                                 6/19/97            2,000-           60.1563
                                 6/17/97            1,000-           60.3125













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.







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